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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statements of Patterson Energy, Inc. on Form S-8 (File No. 333-09243) and on Form S-3, as amended, (File No. 333-13497) of our report dated March 10, 1997, on our audits of the consolidated financial statements of Patterson Energy, Inc. as of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995 and 1996, which report is included in this Annual Report on Form 10-K.




                                               Coopers & Lybrand L.L.P.


Dallas, Texas
March 27, 1997